Exhibit 32.1

CERTIFICATION OF PERIODIC REPORT

Each of the undersigned, in his capacity as an officer of The Princeton Review, Inc. (the “Company”), hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that:

1)	the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 17, 2008	By:	/s/ MICHAEL PERIK
	Name:	Michael Perik
	Title:	Chief Executive Officer

Date: March 17, 2008	By:	/s/ STEPHEN RICHARDS
	Name:	Stephen Richards
	Title:	Chief Operating Officer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to The Princeton Review, Inc. and will be retained by The Princeton Review, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.